SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 6, 2001

(Date of earliest event reported)

DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or other Jurisdiction of Incorporation)

000-29211	65-0847852

(Commission File Number)	(IRS Employer Identification No.)

1601 Westpark Drive, Suite 4C Little Rock, Arkansas	72204

(Address of Principal Executive Offices)	(Zip Code)

(800) 920-0098 OR (501) 661-9100

(Registrant’s Telephone, Including Area Code)

19955 NE 38th Court, Unit 601 Aventura, Florida 33180

(Former Address of Principal Executive Offices if Changed Since Last Report)

Item 1. Changes in Control of Registrant

     Not Applicable

Item 2. Acquisition of Disposition of Assets

     Not Applicable

Item 3. Bankruptcy or Receivership

     Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant

     Not Applicable

Item 5. Other Events

     In the Company’s 10Q-SB for the quarter ending September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001, we noted that we had received a verbal commitment from a mass merchant customer for 5,000 units of the new DAC SportSafe and that we expected to receive a purchase order and deliver this product during the fourth quarter for the Christmas season. During the production of this product, we encountered unexpected delays due to tooling and it will not be possible to deliver these items during the fourth quarter. We still have the verbal commitment from the customer for this order and expect to deliver these items in the first or second quarter of 2002.

Item 6. Resignation of Registrant’s Directors

     Not Applicable

Item 7. Financial Statements and Exhibits

     Not Applicable

Item 8. Change in Fiscal Year

     Not Applicable

Item 9. Regulation FD Disclosure

     Not Applicable

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2001

DAC TECHNOLOGIES GROUP INTERNATIONAL, INC

By: /s/ James R. Pledger

James R. Pledger, Chairman DAC Technologies Group International, Inc.

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